UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated With Exit or Disposal Activities.

On September 27, 2011, Huntsman Corporation (the “Company”), informed employees of its plans to implement a significant restructuring in its Textile Effects division, including the possible closure of its production facilities and business support offices in Basel, Switzerland, as part of an on-going strategic program aimed at improving its long-term global competitiveness. The planned restructuring could result in approximately 500 job losses and 100 positions moving to other sites across the organization. Consultations with labor representatives have commenced and the planned restructuring, including the possible closures, is targeted for completion by the end of 2013.

In connection with the restructuring, the Company anticipates that it will incur costs, including employee severance and termination benefits, facility closure costs and other restructuring related costs. Because the restructuring plan has not yet been finalized, at this time the Company is unable in good faith to make a determination of the cost estimates required by paragraphs (b), (c) and (d) of Item 2.05 and will file an amended report on Form 8-K after it makes a determination of such estimates.

On September 27, 2011, the Company issued a press release regarding the planned restructuring. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Kurt Ogden
Kurt Ogden
Vice President, Investor Relations

Dated: September 28, 2011

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated September 27, 2011.